EXHIBIT 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (this “Agreement”) agrees that the statement on Schedule 13G/A with respect to the common stock issued by Maxcor Financial Group Inc. to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G/A will likewise be filed on behalf of each such party.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed on February 14, 2005.

RAM TRADING, LTD.

By:	Ritchie Capital Management, L.L.C., its
Investment Manager

	By:	/s/ Michael J. Allara
		Name:	Michael J. Allara*
		Title:	Attorney-in-fact

RITCHIE CAPITAL MANAGEMENT, L.L.C.

	By:	/s/ Michael J. Allara
		Name:	Michael J. Allara*
		Title:	Attorney-in-fact

RAM CAPITAL INVESTMENTS, LTD.

By:	Ritchie Capital Management, L.L.C., its
Investment Manager

	By:	/s/ Michael J. Allara
		Name:	Michael J. Allara*
		Title:	Attorney-in-fact

THR, INC.

	By:	/s/ Michael J. Allara
		Name:	Michael J. Allara*
		Title:	Attorney-in-fact

A.R. THANE RITCHIE

	By:	/s/ Michael J. Allara
		Name:	Michael J. Allara*
		Title:	Attorney-in-fact

RAM CAPITAL, L.L.C.

By:	Ritchie Capital Management, L.L.C., its
Investment Manager

	By:	/s/ Michael J. Allara
		Name:	Michael J. Allara*
		Title:	Attorney-in-fact